UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2019, Guardion Health Sciences, Inc. (the “Company”) filed with the Secretary of State of Delaware an amendment to the Company’s Certificate of Incorporation, (the “Charter Amendment”) to affect a reverse stock split whereby every two (2) shares of the Company’s common stock issued and outstanding immediately prior to filing the Charter Amendment (the “Old Common Stock”) were automatically, without further action on the part of the Company or any holder of Old Common Stock, reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of  $0.001 per share (the “New Common Stock”). Holders who otherwise would have been entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split received one (1) whole share of New Common Stock in lieu of any fractional share created as a result of the reverse stock split. The reverse stock split was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on November 20, 2018.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation filed and effective with the Delaware Secretary of State on January 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: February 1, 2019